UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Bank of Montreal
(Exact name of Registrant as specified in Its Charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 King Street West 1 First Canadian Place Toronto, Ontario Canada M5X 1A1	Not Applicable
(Address of principal executive office)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Name of each exchange on which registered
BMO Elkhorn DWA MLP Select™ Index Exchange Traded Notes due December 10, 2036	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-217200 (if applicable)

Securities to be registered pursuant to Section 12 (g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

This Registration Statement on Form 8-A/A amends and restates the Registration Statement on Form 8-A filed with the Securities and Exchange Commission by the Bank of Montreal on December 19, 2016, relating to the registrant’s BMO Elkhorn DWA MLP Select™ Index Exchange Traded Notes due December 10, 2036 (the “Notes”), which are part of the registrant’s Senior Medium-Term Notes, Series C, for the purpose of filing as Exhibit 3 hereto a new form of Note reflecting a clarification of the payments on the Notes.

The description of the Notes of the registrant is incorporated herein by reference to (i) the sections captioned “Description of Debt Securities We May Offer” and “United States Federal Income Taxation” in the registrant’s Prospectus, dated April 27, 2017, in the registrant’s registration statement on Form F-3 (File No. 333-217200), (ii) the section captioned  “Description of the Notes We May Offer” in the registrant’s Prospectus Supplement, dated April 27, 2017, to the Prospectus and (iii) the registrant’s Amendment No. 1 dated April 27, 2017 to the Pricing Supplement, dated December 19, 2016.  The outstanding principal amount of the Notes registered hereby may be increased from time to time in the future due to further issuances of Notes having substantially the same terms. If any such additional Notes are issued, a pricing supplement relating to them will be filed with the Securities and Exchange Commission and will be incorporated herein by reference. The Notes registered hereby are, and any additional Notes registered hereby in the future will be, all part of a single series and will have the same CUSIP number as described in the Pricing Supplement referenced above.  The Registrant is also filing, as Exhibit 3 hereto, a new form of the Note.

Item 2. Exhibits.

1.
Senior Indenture, dated as of January 25, 2010, between the registrant and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form F‑3 filed with the Commission on May 4, 2011 (file number 333-173924)).

2.
Amendment No. 1, dated April 27, 2017, to the Pricing Supplement, dated December 19, 2016, to the registrant’s Prospectus, dated April 27, 2017, and Prospectus Supplement, dated April 27, 2017, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b), filed on April 27, 2017.

3.	Form of BMO Elkhorn DWA MLP Select™ Index Exchange Traded Notes due December 10, 2036.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANK OF MONTREAL

Date: April 27, 2017
	By:	/s/ Abid Chaudry
Name: Abid Chaudry
Title: Managing Director and Head,
Global Structured Products

EXHIBIT INDEX

Exhibit	Exhibit No.

1.
Senior Indenture, dated as of January 25, 2010, between the registrant and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form F‑3 filed with the Commission on May 4, 2011 (file number 333‑173924)).

2.
Amendment No. 1, dated April 27, 2017, to the Pricing Supplement, dated December 19, 2016, to the registrant’s Prospectus, dated April 27, 2017, and Prospectus Supplement, dated April 27, 2017, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b), filed on April 27, 2017.

3.	Form of BMO Elkhorn DWA MLP Select™ Index Exchange Traded Notes due December 10, 2036	3